As filed with the Securities and Exchange Commission on November 27, 2002

                                                      Registration No. 333-60470

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                           PATTERSON-UTI ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                        Delaware                                                                   75-2504748
(State or other jurisdiction of incorporation or organization)                        (I.R.S. Employer Identification No.)

            4510 Lamesa Highway, Snyder, Texas                                                       79549
         (Address of Principal Executive Offices)                                                  (Zip Code)

                                   ----------

                              AMENDED AND RESTATED
                           PATTERSON-UTI ENERGY, INC.
                         2001 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan(s))

                                   ----------

                                Cloyce A. Talbott
                             Chief Executive Officer
                           Patterson-UTI Energy, Inc.
                    4510 Lamesa Highway, Snyder, Texas 79549
                                 (915) 574-6300
            (Name, address and telephone number of agent for service)

                                   Copies to:

         Jonathan D. Nelson                                                     Michael W. Conlon
         Chief Financial Officer and Vice President - Finance                   Fulbright & Jaworski L.L.P.
         Patterson-UTI Exergy, Inc.                                             1301 McKinney, Suite 5100
         4510 Lamesa Highway                                                    Houston, Texas 77010-3095
         Snyder, Texas  79549

                                   ----------

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed by Patterson-UTI Energy, Inc. ("Registrant") for the purpose of withdrawing from registration one million of the two million shares of the Registrant's common stock, par value $.01 per share, ("Common Stock") registered as a part of the initial filing of the Registration Statement on August 17, 2001 due to the amendment, effective December 31, 2001, to the Amended and Restated Patterson-UTI Energy, Inc. 2001 Long-Term Incentive Plan (referred to herein as the "Plan") approved by the Compensation Committee of the Board of Directors of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 19, 2002;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 14, 2002;

         (c) Registrant's Current Report on Form 8-K filed with the Commission on June 13, 2002;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on July 24, 2002;

         (e) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on October 22, 2002;

         (f) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Commission on November 2, 1993; and

         (g) Description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, which became effective on January 14, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Post-Effective Amendment No. 1 to the Registration Statement and prior to the filing of a subsequent post-effective amendment indicating that all securities registered hereunder have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") allows a corporation to indemnify directors, officers, employees and agents for costs and expenses incurred by or in connection with an action, suit or proceeding brought by reason of their position as a director, officer, employee or agent. The person indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides that a corporation may advance payment of expenses under certain circumstances. The DGCL further provides that the indemnification and advancement of expenses provisions of the

DGCL will not be deemed exclusive of any other rights of indemnification or advancement of expenses to which directors, officers, employees and agents may be entitled under a bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the DGCL. This section allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

         [E]liminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective....

         The DGCL further empowers the board of directors to make other indemnification as authorized under the certificate of incorporation, bylaws or any corporate resolution or agreement so long as the indemnification is consistent with the DGCL.

         The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's Amended and Restated Bylaws provide that to the extent that a director, officer, employee or agent of the Registrant is successful on the merits of defense of a suit or proceeding brought against him by reason of his position within the Registrant, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. In other circumstances, a director, officer, employee or agent of the Registrant may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification is proper will be made by a majority of the Registrant's disinterested directors, by independent legal counsel or by the stockholders of the Registrant. The Registrant's Amended and Restated Bylaws also provide that the Registrant may advance the payment of expenses and that the indemnification and advancement of expense provisions of these bylaws are nonexclusive. The Registrant maintains director and officer liability insurance covering director and officer indemnification.

         The Registrant also has an Indemnity Agreement with each of its directors and executive officers. The standard for indemnification under the Indemnity Agreement is substantially the same as under the Registrant's Amended and Restated Bylaws. The Indemnity Agreement, however, provides for the creation of a trust account in the event of a "change in control" (as defined in the Indemnity Agreement), funded in an amount sufficient to reasonably satisfy any and all expenses incurred by a director or executive officer in connection with investigating, preparing for, participating in, and/or defending any proceeding relating to any Indemnifiable Event (as defined in the Indemnity Agreement). The trustee of such trust account is to be selected by the director or executive officer receiving the indemnity under the Indemnity Agreement.

         In the Agreement and Plan of Merger between Patterson Energy, Inc. and UTI Energy Corp. dated as of February 4, 2001, pursuant to which UTI Energy Corp. ("UTI") merged with and into Patterson Energy, Inc. ("Patterson") with the Registrant as the surviving corporation ("Merger"), the Registrant agreed to indemnify the former officers and directors of UTI from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under UTI's certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Merger, the Registrant will provide UTI's officers and directors with an insurance and indemnification policy that provides coverage through the effective time of the Merger; provided that the maximum aggregate amount of premiums that the Registrant will be required to pay to provide and maintain this coverage does not exceed $300,000 per year.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1                   Restated Certificate of Incorporation (1)

   4.1.1                 Certificate of Correction of Restated Certificate of
                         Incorporation (2)

   4.2                   Amended and Restated Bylaws (2)

   4.3                   Rights Agreement dated January 2, 1997, between
                         Patterson Energy, Inc. and Continental Stock Transfer &
                         Trust Company, as rights agent (3)

   4.3.1                 Amendment to Rights Agreement dated as of October 23,
                         2001 (4)

   4.4                   Amended and Restated Patterson-UTI Energy, Inc. 2001
                         Long-Term Incentive Plan

   4.4.1                 Amendment No. 1 to the Patterson-UTI Energy, Inc. 2001
                         Long-Term Incentive Plan, adopted by the Compensation
                         Committee of the Board of Directors of Patterson-UTI
                         Energy, Inc., effective as of December 31, 2001

   5.1                   Opinion of Baker & Hostetler LLP (5)

   23.1                  Consent of Independent Accountants,
                         PricewaterhouseCoopers LLP

   23.2                  Consent of Independent Auditors, Ernst & Young LLP

   23.3                  Consent of Baker & Hostetler LLP (included in
                         Exhibit 5.1)

   24.1                  Power of Attorney (5)

(1) Incorporated herein by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K dated and filed on May 8, 2001.

(2) Incorporated herein by reference to Item 14, "Exhibits, Financial Statement Schedules and Reports on Form 8-K" to Form 10-K dated December 31, 2001 and filed on March 19, 2002.

(3) Incorporated herein by reference to Item 2, "Exhibits" to Registration Statement on Form 8-A, filed on January 14, 1997.

(4) Incorporated herein by reference to Item 6, "Exhibits and Reports on Form 8-K" to Form 10-Q for the quarterly period ended September 30, 2001, filed on October 31, 2001.

(5)      Previously filed.

ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any decrease or increase in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas, on the 27th day of November, 2002.


                                        PATTERSON-UTI ENERGY, INC.



                                        By:      /s/ Cloyce A. Talbott
                                           -------------------------------------
                                             Cloyce A. Talbott
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of November, 2002.

                  SIGNATURE                                                             TITLE
                  ---------                                                             -----

         /s/ Cloyce A. Talbott                               Chief Executive Officer, Director (principal executive
--------------------------------------------                 officer)
         Cloyce A. Talbott

                  *                                          Vice President-Finance, Chief Financial Officer,
--------------------------------------------                 Secretary, Treasurer (principal financial officer and
         Jonathan D. Nelson                                  principal accounting officer)

                  *                                          Chairman of the Board, Director
--------------------------------------------
         Mark S. Siegel

                  *                                          President, Chief Operating Officer, Director
--------------------------------------------
         A. Glenn Patterson

                  *                                          Director
--------------------------------------------
         Kenneth N. Berns
                                                             Director
                  *
--------------------------------------------
         Stephen J. DeGroat

                  *                                          Director
--------------------------------------------
         Robert C. Gist

                  *                                          Director
--------------------------------------------
         Curtis W. Huff

                  *                                          Director
--------------------------------------------
         Kenneth R. Peak

                  *                                          Director
--------------------------------------------
         Nadine C. Smith

*By:      /s/ Cloyce A. Talbott
    ----------------------------------------
              Cloyce A. Talbott
Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1                   Restated Certificate of Incorporation (1)

   4.1.1                 Certificate of Correction of Restated Certificate of
                         Incorporation (2)

   4.2                   Amended and Restated Bylaws (2)

   4.3                   Rights Agreement dated January 2, 1997, between
                         Patterson Energy, Inc. and Continental Stock Transfer &
                         Trust Company, as rights agent (3)

   4.3.1                 Amendment to Rights Agreement dated as of October 23,
                         2001 (4)

   4.4                   Amended and Restated Patterson-UTI Energy, Inc. 2001
                         Long-Term Incentive Plan

   4.4.1                 Amendment No. 1 to the Patterson-UTI Energy, Inc. 2001
                         Long-Term Incentive Plan, adopted by the Compensation
                         Committee of the Board of Directors of Patterson-UTI
                         Energy, Inc., effective as of December 31, 2001

   5.1                   Opinion of Baker & Hostetler LLP (5)

   23.1                  Consent of Independent Accountants,
                         PricewaterhouseCoopers LLP

   23.2                  Consent of Independent Auditors, Ernst & Young LLP

   23.3                  Consent of Baker & Hostetler LLP (included in
                         Exhibit 5.1)

   24.1                  Power of Attorney (5)

(1) Incorporated herein by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K dated and filed on May 8, 2001.

(2) Incorporated herein by reference to Item 14, "Exhibits, Financial Statement Schedules and Reports on Form 8-K" to Form 10-K dated December 31, 2001 and filed on March 19, 2002.

(3) Incorporated herein by reference to Item 2, "Exhibits" to Registration Statement on Form 8-A, filed on January 14, 1997.

(4) Incorporated herein by reference to Item 6, "Exhibits and Reports on Form 8-K" to Form 10-Q for the quarterly period ended September 30, 2001, filed on October 31, 2001.

(5)      Previously filed.